Exhibit 32.1 - Certification of CEO and CF0 Section 906




CERTIFICATION OF PERIODIC REPORT I, Robert Klein, President and Chief Executive Officer of Golden Spirit Minerals Ltd., a Delaware Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C.
Section 1350, that: (1) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 14, 2003

/s/ Robert Klein
-----------------
Robert Klein
President and Chief Executive Officer



CERTIFICATION OF PERIODIC REPORT I, Robert Waters, Director and the Chief Financial Officer of Golden Spirit Minerals Ltd., a Delaware Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that: (1) the Annual Report on Form 10-KSB of the Company for the year ended December 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 14, 2003


/s/ Robert Waters
Robert Waters

Director and Chief Financial Officer